Testing the Waters Materials Related to Series #OHTANI1

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#OHTANI1

'18 BOWMAN SHOHEI OHTANI ROOKIE CARD (PITCHING)

THIS INITIAL OFFERING IS COMING SOON!



CURRENT VALUE: $90,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#OHTANI1

'18 BOWMAN SHOHEI OHTANI ROOKIE CARD (PITCHING)

C.O.A.

FINANCIALS

Initial Offering Share Price	$9.00
Number of Shares	10,000
Initial Offering Market Cap.	$90,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Baseball
Professional League	MLB
Player	Shohei Ohtani
Team	Los Angeles Angels
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Print-run	/25
Rarity	1 of 15 (BGS 9.5)
Number in Set	#CRASO
Authentication	BGS

Grade	9.5
Grade (Centering)	9.5
Grade (Corners)	9.5
Grade (Edges)	9.5
Grade (Surface)	9
Grade (Autograph)	10
Certification No.	0010536330

Card Serial Number: 0010536330

Set Name	:	2018 Bowman Chrome Rookie Autographs Orange Refractors
Player Name	:	Shohei Ohtani
Date Graded	:	Thursday, May 10, 2018
Centering Grade	:	9.5
Corner Grade	:	9.5
Edges Grade	:	9.5
Surfaces Grade	:	9.0
Autograph Grade	:	10.0
Final Grade	:	9.5
Total Graded Cards In POP Report	:	18
Cards Graded Above This Card	:	0

DESCRIPTION OF SERIES 2018 BOWMAN SHOHEI OHTANI PITCHING ROOKIE CARD

Investment Overview

- Upon completion of the Series #OHTANI1 Offering, Series #OHTANI1 will purchase a 2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5 for Series #OHTANI1 (The "Series 2018 Bowman Shohei Ohtani Pitching Rookie Card" or the "Underlying Asset" with respect to Series #OHTANI1, as applicable), the specifications of which are set forth below.
- Shohei Ohtani is a Japanese professional baseball player that made his MLB debut in 2018 for the Los Angeles Angels. Ohtani is known for being one of the few players in the history of the MLB to be one of the game's best batters and pitchers.
- The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as 'freebies' inside packs of gum. Bowman was originally one of Topps' biggest competitors until acquiring the brand in 1955. Topps has released Bowman products since 1989.
- The Underlying Asset is a 2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

- Shohei Ohtani was born on July 5, 1994, in Oshu, Japan.
- Ohtani debuted in 2012 at the age of 18 for the Hokkaido Nippon Ham Fighters of the Japan Pacific League.
- In December 2017, after fielding interest from many MLB teams, Ohtani signed with the Los Angeles Angels.
- In 2018, Ohtani hit 22 homeruns and batted .285 as well as starting 10 games as a pitcher and recording a 3.31 ERA and a 4-2 record. Ohtani was named Rookie of the Year in 2018.
- In 2021, Ohtani became the first player in MLB history to be named an All-Star as both a position player and a pitcher.
- Ohtani's success as a pitcher and hitter in 2021 is "unprecedented in Major League Baseball history," according to New York Magazine. "To say he is the next Babe Ruth is to be unfair to him; Ruth was a masterful pitcher and hitter, but he was never this good at both skills at the same time. Ohtani is a beautiful aberration. He is, essentially, impossible."
- The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0010536330.

Notable Features

- The Underlying Asset is a 2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5.
- The Underlying Asset's BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 9.5, Edges: 9.5, Surface: 9.
- The Underlying Asset is 1 of 15 2018 Bowman Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card examples graded BGS 9.5 with 0 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from BGS.

Details

Series 2018 Bowman Shohei Ohtani Pitching Rookie Card	
Sport	Baseball
Professional League	MLB
Player	Shohei Ohtani
Team	Los Angeles Angels
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Print-run	/25
Rarity	1 of 15 (BGS 9.5)
Number in Set	#CRASO
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	9.5
Grade (Corners)	9.5
Grade (Edges)	9.5
Grade (Surface)	9
Grade (Autograph)	10
Certification No.	0010536330

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2018 Bowman Shohei Ohtani Pitching Rookie Card going forward.

#OHTANI1 | $90K

COMPARABLE ASSET VALUE



ASSET VALUE

+500%

TRANSACTIONS

25

"Shohei Ohtani Isn't Babe Ruth—He's Better."

SPORTS ILLUSTRATED

July 2021

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#OHTANI1

'18 BOWMAN SHOHEI OHTANI ROOKIE CARD (PITCHING)

When Babe Ruth comparisons become the norm, it's surely a sign of something historic happening on a baseball diamond. With Shohei Ohtani's unprecedented stature as one of the league's top talents as both a batter and a pitcher, he has become the run-away favorite to win the 2021 MVP. #OHTANI1 is a 2018 Bowman Chrome Shohei Ohtani Orange Refractors (Pitching) Autographed Rookie Card graded BGS 9.5. With none graded higher in the entire BGS population, #OHTANI1 comes from a print-run of just 25.

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Chrome

#OHTANI1 | *Visuals*

Ohtani has become known as the "Japanese Babe Ruth."

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#OHTANI1 | *Timeline*

Jul. 1994 — Shohei Ohtani is born on July 5, 1994, in Oshu, Japan.

Jul. 2012 — Having just turned 18, Ohtani sets a Japanese high school record by pitching a ball roughly 99.4 miles per hour. He soon garners attention from MLB scouts as a pitcher, but his skills at the plate are overlooked.

Oct. 2012 — The Nippon Ham Fighters draft Ohtani with the first overall pick. Still viewed as solely a pitcher, Ohtani makes it clear he plans to eventually leave the NPB (Japan's top baseball league) for the MLB.

Dec. 2017 — After fielding offers from many MLB teams, Ohtani signs with the Los Angeles Angels. Ohtani is now well-known for his two-way talents.

Jan. 2018 — Topps releases their 2018 Bowman Chrome set. #OHTANI1 is printed.

Mar. 2018 — Ohtani makes his MLB debut as the Angels' DH.

Apr. 2018 — Three days after his first MLB game, Ohtani steps on the mound for the first time, pitching 6 innings and allowing just 3 hits, nabbing his first MLB win.

Sep. 2018 — After damaging a ligament in his elbow, Ohtani announces he will undergo Tommy John surgery.

Nov. 2018 — Ohtani is named Rookie of the Year after hitting 22 homeruns and batting .285 while starting 10 games as a pitcher and recording a 3.31 ERA.

Jul. 2020 After spending the entire 2019 season as a hitter unable to pitch due to injury, Ohtani struggles in his pitching return, failing to record an out before leaving the game in the 1st inning.

Jul. 2021 Ohtani becomes the first player in MLB history to be named an All-Star as both a position player and a pitcher.

Aug. 2021 Rally enters into an agreement to acquire #OHTANI1 and offer it on the Rally platform.

Aug. 2021 In what may be the best performance of his career so far, Ohtani pitches 8 innings and allows 1 run in addition to batting 4-4 and hitting his MLB-leading 40th homerun.